Exhibit 99.1

MASSBANK CORP.	February 2, 2005
Reading, MA

FOR IMMEDIATE RELEASE

MASSBANK CORP. REPORTS INCREASE IN EARNINGS PER SHARE

FOR THE FOURTH QUARTER 2004

MASSBANK Corp. (NASDAQ – MASB), the Holding Company for MASSBANK, today reported net income of $1,886,000 or $0.42 in diluted earnings per share for the fourth quarter 2004, compared with net income of $1,795,000 or $0.40 in diluted earnings per share in the fourth quarter of 2003. Basic earnings per share in the recent quarter were $0.43 per share compared to $0.41 per share in the fourth quarter of 2003. For the year ended December 31, 2004, the Company reported net income of $7,380,000 or $1.64 in diluted earnings per share ($1.67 in basic earnings per share). This compares to $7,863,000 or $1.73 in diluted earnings per share ($1.77 in basic earnings per share) for the year ended December 31, 2003.

The Company’s earnings per share have increased for the second consecutive quarter when compared to the previous quarter of 2004. Return on average assets and return on average equity for the fourth quarter 2004 were 0.78% and 6.86%, respectively, up from 0.71% and 6.57% for the comparable quarter of 2003.

Income Statement

Net interest income totaled $5,375,000 for the fourth quarter of 2004, up $168,000 from the same quarter in 2003. The net interest margin improved to 2.29% in the recent quarter, from 2.13% in the fourth quarter of 2003. The 16 basis point improvement is primarily the result of a rise in short-term interest rates. The Federal Reserve Bank Board’s Federal Open Market Committee (FOMC) has raised the target rate for Federal Funds by 25 basis points five times since the end of June 2004, increasing the rate from 1.00% to 2.25%. A further “measured rate” of increases is expected by most economists to continue in 2005. This will likely have a positive affect on the bank’s future net interest income and net interest margin.

The negative provisions for loan losses in the fourth quarter of 2004 and 2003 of $55,000 and $52,000, respectively, are due to reductions in the size of the bank’s loan portfolio and a low level of problem loans.

Non-interest income for the fourth quarter of 2004 totaled $648,000, compared to $681,000 for the same period in 2003. The decrease of $33,000 is due primarily to lower securities gains in the recent quarter compared to the fourth quarter of 2003.

Non-interest expense in the fourth quarter of 2004 remained essentially unchanged from the same quarter of 2003.

February 2, 2005

Page Two

Balance Sheet

The Company’s total assets decreased $34.6 million to $976.2 million at December 31, 2004 from $1.011 billion at December 31, 2003. Deposits decreased $33.0 million or 3.7% year-over-year from $882.5 million at December 31, 2003 to $849.5 million at December 31, 2004. Stockholders’ equity was $110.0 million at December 31, 2004, representing a book value of $25.11 per share. This compares to $110.9 million at December 31, 2003 representing a book value of $25.17 per share.

The Company’s non-accrual loans remain low totaling $74,000 at December 31, 2004 representing 0.03% of total loans. This compares to $230,000 representing 0.09% of total loans at December 31, 2003. At December 31, 2004 the Bank’s allowance for loan losses totaled $1.307 million representing 0.55% of total loans compared to $1.554 million representing 0.61% of total loans at December 31, 2003. In addition, the Bank’s allowance for loan losses on off-balance sheet credit exposures totaled $588,000 at December 31, 2004 compared to $626,000 a year earlier. This is intended to protect the bank against loan commitments made to customers that have not yet been drawn down.

MASSBANK Corp. is the holding company for MASSBANK a Massachusetts chartered savings bank. The Bank operates fifteen banking offices in Reading, Chelmsford, Dracut, Everett, Lowell, Medford, Melrose, Stoneham, Tewksbury, Westford and Wilmington, providing a variety of deposit, lending and trust services.

Cautionary Statement

This press release may contain forward-looking information, including information concerning the Company’s expectations of future business prospects. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results or performance to be materially different from the results and performance expressed or implied by the forward-looking statements. Forward looking statements include, but are not limited to, statements concerning the Company’s future performance, the financial outlook of the markets it serves and the performance and activities of its competitors. These statements reflect the Company’s current views. They are based on numerous assumptions and are subject to numerous risks and uncertainties, including unexpected fluctuations in market interest rates, unexpected fluctuations in the markets for equities, bonds, federal funds and other financial instruments, an increase in the level of non-performing assets, an increase in competitive pricing pressures within the Company’s market, adverse legislative or regulatory developments, adverse impacts resulting from the continuing war on terrorism, the impact of inflation, and other factors described in the Company’s annual report on Form 10-K filed with the Securities and Exchange Commission for the year ended December 31, 2003.

For further information contact Reginald E. Cormier, Senior Vice President, Treasurer and CFO at (781) 942-8192.

February 2, 2005

Page Three

MASSBANK CORP.

FINANCIAL HIGHLIGHTS

($ in thousands except share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2004	2003	2004	2003
For the Period Ended
Total interest and dividend income	$8,679	$8,690	$33,581	$38,137
Total interest expense	3,304	3,483	12,729	15,854

Net interest income	5,375	5,207	20,852	22,283
Provision for loan losses	(55)	(52)	(242)	(502)
Gains on securities, net	287	335	1,229	639
Other non-interest income	361	346	1,257	1,283
Non-interest expense	3,200	3,204	12,302	12,615
Income tax expense	992	941	3,898	4,229

Net income	$1,886	$1,795	$7,380	$7,863

Weighted Average Common Shares Outstanding
Basic	4,391,567	4,396,500	4,408,293	4,439,394
Diluted	4,476,938	4,522,500	4,501,537	4,544,594

Per Common Share
Earnings:
Basic	$0.43	$0.41	$1.67	$1.77
Diluted	0.42	0.40	1.64	1.73
Cash dividends paid	0.25	0.23	1.00	0.92
Book value (period end)			25.11	25.17

Ratios (1)
Return on average assets	0.78%	0.71%	0.75%	0.78%
Return on average equity	6.86	6.57	6.71	7.08
Net interest margin	2.29	2.13	2.19	2.26
Total equity to assets (period end)			11.27	10.97

			At December 31,
			2004	2003
At Period End
Assets			$976,168	$1,010,733
Deposits			849,465	882,508
Total loans			236,198	253,006
Stockholders’ equity			$110,015	$110,927
Common shares outstanding			4,381,727	4,407,453

Asset Quality
Non-accrual loans			$74	$230
Real estate acquired through foreclosure			—	—

Total non-performing assets			$74	$230
Allowance for loan losses			$1,307	$1,554

Non-accrual loans to total loans			0.03%	0.09%
Allowance for loan losses as a% of non-accrual loans			1766.2%	675.7%

(1)	Ratios are presented on an annualized basis with the exception of equity to assets.

February 2, 2005

Page Four

MASSBANK CORP. AND SUBSIDIARIES

Consolidated Balance Sheets

(Unaudited)

($ in thousands except share data)

	At December 31, 2004	At December 31, 2003
Assets:
Cash and due from banks	$9,829	$8,862
Interest-bearing deposits in banks	2,938	6,196
Federal funds sold	193,728	190,684
Short-term investments	302	23,337
Debt securities available for sale:
Mortgage-backed securities	122,709	95,658
Other securities	313,616	322,105
Equity securities available for sale	7,428	11,466
Mortgage-backed securities held-to-maturity	4,877	—
Trading securities	59,013	72,633
Loans:
Mortgage loans	226,197	241,886
Other loans	10,001	11,120

Total loans	236,198	253,006
Allowance for loan losses	(1,307)	(1,554)

Net loans	234,891	251,452
Premises and equipment	6,464	6,943
Accrued interest receivable	3,416	3,854
Goodwill	1,090	1,090
Income tax receivable, net	164	325
Deferred income tax asset, net	588	—
Other assets	15,115	16,128

Total assets	$976,168	$1,010,733

Liabilities and Stockholders’ Equity:
Deposits:
Demand and NOW	$87,653	$85,056
Savings	561,313	607,831
Time certificates of deposit	200,499	189,621

Total deposits	849,465	882,508
Escrow deposits of borrowers	1,074	1,139
Deferred income taxes	—	783
Allowance for loan losses on off-balance sheet credit exposures	588	626
Other liabilities	15,026	14,750

Total liabilities	866,153	899,806
Stockholders’ equity:
Preferred stock, par value $1.00 per share; 2,000,000 shares authorized, none issued	—	—
Common stock, par value $1.00 per share; 10,000,000 shares authorized, 7,736,430 and 7,688,333 shares issued, respectively	7,736	7,688
Additional paid-in capital	55,313	54,417
Retained earnings	102,003	99,038

	165,052	161,143
Treasury stock at cost 3,354,703 and 3,280,880 shares, respectively	(56,794)	(54,177)
Accumulated other comprehensive income:
Net unrealized gains on securities available for sale, net of tax effect	1,757	3,961
Shares held in rabbi trust at cost 25,804 and 25,200 shares, respectively	(553)	(515)
Deferred compensation obligation	553	515

Total stockholders’ equity	110,015	110,927

Total liabilities and stockholders’ equity	$976,168	$1,010,733

February 2, 2005

Page Five

MASSBANK CORP. AND SUBSIDIARIES

Consolidated Statements of Income

($ in thousands except share data)

	Three Months Ended
	December 31, 2004	December 31, 2003
Interest and dividend income:
Mortgage loans	$3,209	$3,740
Other loans	167	175
Securities available for sale:
Mortgage-backed securities	1,709	1,561
Other securities	2,354	2,365
Mortgage-backed securities held-to-maturity	62	—
Trading securities	250	283
Federal funds sold	898	465
Other investments	30	101

Total interest and dividend income	8,679	8,690

Interest expense:
Deposits	3,304	3,483

Total interest expense	3,304	3,483

Net interest income	5,375	5,207
Provision for loan losses	(55)	(52)

Net interest income after provision for loan losses	5,430	5,259

Non-interest income:
Deposit account service fees	106	112
Gains on securities available for sale, net	205	393
Gains (losses) on trading securities, net	82	(58)
Other	255	234

Total non-interest income	648	681

Non-interest expense:
Salaries and employee benefits	1,917	1,965
Occupancy and equipment	525	569
Data processing	130	128
Professional services	248	89
Advertising and marketing	31	63
Deposit insurance	38	42
Other	311	348

Total non-interest expense	3,200	3,204

Income before income taxes	2,878	2,736
Income tax expense	992	941

Net income	$1,886	$1,795

Weighted average common shares outstanding:
Basic	4,391,567	4,396,500
Diluted	4,476,938	4,522,500
Earnings per share (in dollars):
Basic	$0.43	$0.41
Diluted	0.42	0.40

February 2, 2005

Page Six

MASSBANK CORP. AND SUBSIDIARIES

Consolidated Statements of Income

($ in thousands except share data)

	Twelve Months Ended
	December 31, 2004	December 31, 2003
Interest and dividend income:
Mortgage loans	$13,578	$17,682
Other loans	669	834
Securities available for sale:
Mortgage-backed securities	6,398	8,250
Other securities	8,941	7,557
Mortgage-backed securities held-to-maturity	173	—
Trading securities	1,145	1,113
Federal funds sold	2,438	2,266
Other investments	239	435

Total interest and dividend income	33,581	38,137

Interest expense:
Deposits	12,729	15,854

Total interest expense	12,729	15,854

Net interest income	20,852	22,283
Provision for loan losses	(242)	(502)

Net interest income after provision for loan losses	21,094	22,785

Non-interest income:
Deposit account service fees	448	494
Gains on securities available for sale, net	1,361	558
Gains (losses) on trading securities, net	(132)	81
Other	809	789

Total non-interest income	2,486	1,922

Non-interest expense:
Salaries and employee benefits	7,428	7,692
Occupancy and equipment	2,169	2,248
Data processing	521	528
Professional services	631	394
Advertising and marketing	110	154
Deposit insurance	160	177
Other	1,283	1,422

Total non-interest expense	12,302	12,615

Income before income taxes	11,278	12,092
Income tax expense	3,898	4,229

Net income	$7,380	$7,863

Weighted average common shares outstanding:
Basic	4,408,293	4,439,394
Diluted	4,501,537	4,544,594
Earnings per share (in dollars):
Basic	$1.67	$1.77
Diluted	1.64	1.73